Exhibit 32

                                             CERTIFICATION PURSUANT TO
                                             18 U.S.C. SECTION 1350,
                                              AS ADOPTED PURSUANT BY
                                   SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002


         In connection with the Quarterly Report of Everyday Assembly Productions, Inc., on Form 10- QSB for the period ending September 30, 2003 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), the undersigned, B. Stephen Bailey, Chief Executive Officer and Principal Accounting Officer of the Company, certify, pursuant to 18 U.S.C.
Section 1350, as adopted pursuant to ss. 906 of the Sarbanes-Oxley Act of 2002, that to the best of my knowledge and belief:

         1. The Report fully complies with the requirements of section 13 (a) or 15 (d) of the Securities Exchange Act of 1934; and

         2. The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.


Date: April 19, 2004

/s/ B. Stephen Bailey
B. Stephen Bailey
President
(Principal Executive & Accounting Officer)


A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.